UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 6, 2012, Cadence Pharmaceuticals, Inc. (“Cadence”) issued a press release regarding its voluntary recall of a single lot of OFIRMEV® (acetaminophen) injection. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information under Items 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference to Items 7.01 and 9.01 to this Current Report on Form 8-K in such filing.

By filing this information, Cadence makes no admission as to the materiality of any information in this report. The information contained in the in this report and the exhibit hereto is intended to be considered in the context of Cadence’s filings with the Securities and Exchange Commission and other public announcements that Cadence makes, by press release or otherwise, from time to time. Cadence undertakes no duty or obligation to publicly update or revise the information contained in this report or the exhibit hereto, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

Item 8.01.	Other Events.

On February 6, 2012, Cadence announced a voluntary recall of a single lot of OFIRMEV® (acetaminophen) injection. The recall of OFIRMEV lot number V005710 was initiated due to the presence of an unidentified, visible particle in one vial of this lot during routine stability testing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: February 6, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 6, 2012